Exhibit 99.1

SNAP INTERACTIVE AND PALTALK ANNOUNCE DEFINITIVE MERGER

AGREEMENT AND STOCKHOLDER APPROVAL

FOR PROPOSED MERGER

NEW YORK, NY, SEPTEMBER 14, 2016 / / -- A.V.M. Software, Inc. (d/b/a Paltalk) (“Paltalk”) and Snap Interactive, Inc. (“SNAP”) (OTCQB: STVI) today announced that they have entered into a definitive merger agreement for the previously announced proposed merger between Paltalk and SNAP. The agreement was approved by the holders of a majority of Paltalk’s outstanding shares yesterday afternoon.

The proposed merger is structured as a tax-free stock-for-stock transaction. Pursuant to the merger agreement, Paltalk will merge into a newly formed wholly owned subsidiary of SNAP, with Paltalk surviving as a wholly owned subsidiary of Snap.

Following the completion of the proposed merger, Paltalk’s stockholders will own a majority of SNAP’s outstanding common stock on a fully-diluted basis. The proposed merger is expected to close in the fourth quarter of 2016.

The mission of the combined company is to become the leading platform in connecting a global audience of users around interest categories and dating by leveraging live video and chat as the core method of communication. Transaction highlights include:

●	a combined user database of over 250 million registered users;

●	greater scale and diversification, with eight products and combined annual revenues estimated at approximately $30 million;

●	a strong balance sheet, with Paltalk reporting more than $6 million of cash and cash equivalents at June 30, 2016, representing ample cash resources to fund growth and existing debt commitments of the combined company;

●	a global video communication network of social applications spanning chat and dating, with pioneering products in the dynamic and growing live video space;

●	a very large, international database ripe for cross-selling existing products, as well as anticipated new live video product introductions;

●	a “next wave” disruptive product opportunity incorporating the intersection of dating and real time video;

●	a public vehicle with potential to execute additional acquisitions of companies in the $4 billion interactive dating industry; and

●	potential IP licensing opportunities, including those arising from AVM’s diversified and active patent portfolio, including patent numbers 5,822,523 and 6,226,686, which were previously licensed to Microsoft Corp., Sony Corporation of America and Activision Blizzard Inc.

Upon the completion of the proposed merger, the combined company will be led by Alexander Harrington, SNAP’s current Chief Executive Officer and Chief Financial Officer, who will serve as the combined company’s Chief Executive Officer and interim Chief Financial Officer. In addition, Jason Katz, Paltalk’s current Chief Executive Officer, will serve as the combined company’s Chairman of the Board, President and Chief Operating Officer.

In addition to Messrs. Harrington and Katz, the combined company’s board of directors will include two members of the current Paltalk board – Lance Laifer and John Silberstein, one member of the current SNAP board – Clifford Lerner, who co-founded SNAP and served as its Chief Executive Officer through 2015, and two new board members – Yoram “Rami” Abada and Michael Levit.

Mr. Harrington said, “With the explosion of live video and chat evidenced by Snapchat’s rapid rise and Facebook’s adoption of live technologies and video profiles, we expect live video communication will become the standard for social networking and online dating sites in the upcoming years.”

Mr. Harrington continued, “We believe that the combined company has extraordinary strengths. SNAP’s expertise in social dating and data-driven culture made it the first successful Facebook dating app. Paltalk has gained massive adoption powered by the technical knowhow supporting a best-in-class live video chat platform. These capabilities present a wide array of growth opportunities. In particular, the combined company is well-positioned to integrate dating and real time video into a ‘next wave’ disruptive product in the fast growing online dating space.”

Mr. Katz concluded, “Paltalk has had a successful track record of M&A, with strategic acquisitions underlying four of the company’s key products: Camfrog, Tinychat, Firetalk and Vumber, as well as IP acquisitions. As we look ahead to the merger with Snap, the increased scale and liquidity of the combined company will enable it to grow organically and potentially through further acquisitions. We are excited to work together to combine our complementary resources and create a stronger company that will be responsive to the needs of today’s industry. I look forward to contributing to the success and growth of the combined company.”

The consummation of the proposed merger is subject to the satisfaction or waiver of customary closing conditions. There can be no assurance that SNAP and Paltalk will consummate, or fulfill the necessary conditions to consummate, the proposed merger.

Haynes and Boone, LLP is serving as legal counsel to SNAP and Pryor Cashman LLP is serving as legal counsel to Paltalk in connection with the proposed merger.

Important Information for Investors and Stockholders

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. If the proposed merger is consummated, the issuance of the shares of SNAP’s common stock will be made in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder. Such shares of SNAP common stock will not be registered under the Securities Act and could not be offered or sold without registration unless an exemption from such registration is available.

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IR Contact for SNAP:

IR@snap-interactive.com

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a patent-pending mobile dating application catering to high-quality singles. SNAP’s flagship brand, FirstMet, is a multi-platform online dating site with a large user database of approximately 30 million users.

For more information, please visit http://www.snap-interactive.com.

The contents of SNAP’s website are not part of this press release, and you should not consider the contents of SNAP’s website in making an investment decision with respect to SNAP’s common stock.

About Paltalk

Paltalk is a leading provider of real-time, rich media, interactive social networking applications with more than 200 million registered users around the world. Paltalk is available on PC, Mac, iOS, Android and tablet devices. The Paltalk portfolio of products powers one of the world’s largest collection of video-based communities, with thousands of live group conversations on topics such as Politics, Financial Markets, Music and Dating. Paltalk through a long history of technical innovation owns a portfolio of 25 patents. The Paltalk patents protect the company’s proprietary technology platform that enables server group messaging for interactive applications on the internet. The technology has many applications, including online multiplayer video games and video conferencing. Paltalk was founded in 1998 and is based in New York City.

Forward-Looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of SNAP and Paltalk, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: the ability of SNAP and Paltalk to consummate the proposed merger, including the ability to satisfy conditions to closing the proposed merger; risks and uncertainties associated with general economic, industry and market sector conditions; future growth and the ability to obtain additional financing to implement growth strategies; the ability to successfully develop and launch new applications, including dating applications with live video features; the ability to successfully combine the product portfolio of Snap and Paltalk; the ability to market products internationally and derive revenue therefrom; the ability to successfully license products and platforms; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; industry competition; and circumstances that could disrupt the functioning of the applications of SNAP or Paltalk. More detailed information about SNAP and the risk factors that may affect the realization of forward-looking statements is set forth in SNAP’s filings with the Securities and Exchange Commission (“SEC”), including SNAP’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. SNAP and Paltalk undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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